Exhibit 99.1

JCPENNEY REPORTS FOURTH QUARTER AND FULL YEAR 2009 FINANCIAL RESULTS;
COMPANY EXCEEDS EXPECTATIONS AND OBJECTIVES FOR THE YEAR

Provides Initial Outlook for Fiscal 2010

Fourth Quarter and 2009 Highlights

•	Fourth quarter earnings per share of $0.84
•	Adjusted Q4 earnings per share increased 21 percent versus last year
•	Adjusted Q4 operating income increased 28 percent versus last year
•	Q4 gross margin rate improved 360 basis points, full-year GM exceeds historic peak
•	Full-year free cash flow rises to over $800 million, reflecting Bridge Plan execution
•	Strong financial condition, cash and cash equivalents of $3.0 billion

PLANO, Texas, Feb. 19, 2010 -- J. C. Penney Company, Inc. (NYSE: JCP) today reported fiscal fourth quarter earnings and cash flow performance that were significantly better than expected.  Earnings per share from continuing operations for the fourth quarter ended Jan. 30, 2010, were $0.84 compared with the most recent guidance for earnings per share to be in the range of $0.77 to $0.82.  For the full year, earnings from continuing operations were $1.07 per share.

Adjusted operating income for the fourth quarter, which excludes the impact of the non-cash qualified pension plan expense, was $454 million and increased 27.9 percent compared with $355 million in last year’s fourth quarter.  Fourth quarter adjusted income from continuing operations, excluding qualified pension expense, was $1.02 per share, an increase of 21.4 percent versus $0.84 per share in last year’s fourth quarter.  Reconciliations of non-GAAP adjusted operating income and income from continuing operations to the nearest GAAP measure are included in this release.

Net income for this year’s fourth quarter and full year, including the impact of discontinued operations, was $0.84 and $1.08 per share, respectively.  Free cash flow for 2009 was $806 million, an increase of $785 million compared to 2008.  A reconciliation of non-GAAP free cash flow to the comparable GAAP measure is included in this release.

“JCPenney far exceeded its expectations and objectives for the year.  By stepping up the style of the merchandise we offer customers and enhancing service in our stores, we were able to drive cash generation and profitability, in spite of the difficult economic climate,” said Myron E. (Mike) Ullman, III, chairman and chief executive officer. “Our disciplined approach to inventory planning, promotions and SG&A served us well, particularly in the fourth quarter with a planned lower sales volume.  As a result, we were able to achieve new peak gross margin levels for the year, which led to better-than-expected profitability and cash flow generation.

“With this strong foundation in place, our focus for fiscal 2010 is driving top-line growth.  We intend to deliver positive comparable store sales and market share growth as we leverage our position as a destination for affordable style and create a sense of discovery and excitement for our customers.”

Fourth Quarter Operating Performance

Total sales in the fourth quarter decreased 3.6 percent compared to last year, while comparable store sales decreased 4.5 percent.  The strongest merchandise results were in women’s apparel and shoes, and geographically, the best performance was in the central region of the country.  The weakest results were in the home division and the northwest region.

For the quarter, gross margin increased 360 basis points over last year to 38.2 percent of sales.  SG&A expenses increased $21 million or 1.4 percent versus last year.  As a percent of sales, SG&A expenses increased 140 basis points to 27.2 percent of sales with the rate impacted by lower sales volume.  Total operating expenses were 31.3 percent of sales in the fourth quarter.

This year’s fourth quarter includes a non-cash qualified pension plan expense of $71 million, or $0.18 per share after-tax compared with a credit of $34 million or $0.10 per share after-tax in last year’s fourth quarter.  As a percent of sales, fourth quarter adjusted operating income was 8.2 percent compared to 6.2 percent last year.

Full Year Operating Performance

For full year 2009, total sales decreased 5 percent compared to last year, while comparable store sales decreased 6.3 percent.  The gross margin rate exceeded the Company’s previous historic peak and reached 39.4 percent.  SG&A dollars decreased $13 million or 0.2 percent compared with last year.

Adjusted operating income excluding qualified pension plan expense decreased only $41 million or 4.1 percent.  As a percent of sales, adjusted operating income increased to 5.5 percent versus 5.4 percent last year.  Adjusted income from continuing operations was $1.86 per share compared with $2.17 per share last year.

Financial Condition

The Company’s financial position improved significantly during 2009, and the cash and cash equivalents balance as of fiscal year-end 2009 was $3.0 billion, an increase of $659 million over last year largely due to the $806 million of free cash flow during the year.  Free cash flow, a non-GAAP measure, is defined as net cash provided by operating activities of continuing operations less capital expenditures and dividends paid, plus proceeds from sales of assets.

2010 Full Year Guidance

Management’s 2010 guidance is as follows:
•	Comparable store sales: expected to increase low single-digits.
•	Total sales: expected to increase 30 to 50 basis points less than the comparable store sales increase.
•	Gross margin rate: expected to be flat compared with 2009.
•	SG&A expenses: expected low single-digit percent increase in dollars.
•	Depreciation and amortization: approximately $515 million.
•	Interest expense: approximately $230 million.
•	Income tax rate: approximately 38 percent.
•	Average shares for EPS calculation: approximately 238 million common shares.
•	Earnings per share: expected to be approximately $1.55 per share.
•	Capital expenditures: expected to be approximately $500 million.

2010 First Quarter Guidance

Management’s guidance for the first quarter of 2010 is as follows:

•	Comparable store sales: flat to slightly positive.
•	Total sales: expected to be approximately 30 basis points lower than comparable sales.
•	Gross margin rate: expected to increase slightly versus last year’s first quarter.
•	SG&A expenses: expected dollar increase of approximately 2 percent.

•	Depreciation and amortization: approximately $122 million.
•	Interest expense: approximately $59 million.
•	Income tax rate: approximately 38 percent.
•	Average shares for EPS calculation: approximately 238 million common shares.
•	Earnings per share: expected to be in a range of $0.16 to $0.20 per share.

New Long Range Plan to be Announced at April Analyst Meeting

With its strong financial performance in 2009, JCPenney has successfully achieved the objectives of its Bridge Plan.  Accordingly, the Company plans to announce new Long Range Plan initiatives and financial performance goals for the five-year period ending in 2014 at its Analyst Meeting in New York City on Apr. 20, 2010.

Conference Call/Webcast Details

Management will host a live conference call and real-time webcast today, Feb. 19, 2010, beginning at 9:30 a.m. ET.  Access to the conference call is open to the press and general public in a listen only mode.  To access the conference call, please dial (877) 407-0778 and reference the JCPenney Quarterly Earnings Conference Call.  The telephone playback will be available for seven days beginning approximately two hours after the conclusion of the call by dialing (877) 660-6853, account code 286, and conference ID number 328510.  The live webcast may be accessed via JCPenney’s Investor Relations page at www.jcpenney.net, or on www.InvestorCalendar.com and www.streetevents.com (for members).  Replays of the webcast will be available for up to 90 days after the event.

For further information:

Investor Relations
Phil Sanchez; (972) 431-5575; psanc3@jcpenney.com
Teneka Ray; (972) 431-5026; tray4@jcpenney.com

Media Relations
Darcie Brossart or Kristin Hays; (972) 431-3400
jcpcorpcomm@jcpenney.com

Corporate Website
www.jcpenney.net

About JCPenney

JCPenney is one of America's leading retailers, operating 1,108 department stores throughout the United States and Puerto Rico, as well as one of the largest apparel and home furnishing sites on the Internet, jcp.com, and the nation's largest general merchandise catalog business. Through these integrated channels, JCPenney offers a wide array of national, private and exclusive brands which reflect the Company's commitment to providing customers with style and quality at a smart price. Traded as "JCP" on the New York Stock Exchange, the Company posted revenue of $17.6 billion in 2009 and is executing its strategic plan to be the growth leader in the retail industry. Key to this strategy is JCPenney's "Every Day Matters" brand positioning, intended to generate deeper, more emotionally driven relationships with customers by fully engaging the Company's approximately 150,000 Associates to offer encouragement, provide ideas and inspire customers every time they shop with JCPenney.

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company's current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company's actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, trade restrictions, changes in tariff, freight, paper and postal rates, changes in the cost of fuel and other energy and transportation costs, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, risks associated with war, an act of terrorism or pandemic, and a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information.  Please refer to the Company's most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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J. C. PENNEY COMPANY, INC. SUMMARY OF OPERATING RESULTS (Unaudited) (Amounts in millions except per share data)

	Three Months Ended			Twelve Months Ended
	Jan. 30,	Jan. 31,	% Inc.	Jan. 30,	Jan. 31,	% Inc.
	2010	2009	(Dec.)	2010	2009	(Dec.)
STATEMENTS OF OPERATIONS:
Total net sales	$ 5,550	$ 5,759	(3.6)%	$ 17,556	$ 18,486	(5.0)%
Gross margin	2,120	1,995	6.3%	6,910	6,915	(0.1)%
Operating expenses:
Selling, general and administrative (SG&A)	1,509	1,488	1.4%	5,382	5,395	(0.2)%
Qualified pension plan expense/(income)	71	(34)	100+%	298	(133)	100+%
Supplemental pension plans expense	10	10	0.0%	39	43	(9.3)%
Total pension expense/(income)	81	(24)	100+%	337	(90)	100+%
Depreciation and amortization	131	126	4.0%	495	469	5.5%
Pre-opening	1	5	(80.0)%	28	31	(9.7)%
Real estate and other expense/(income)	15	11	36.4%	5	(25)	100+%
Total operating expenses	1,737	1,606	8.2%	6,247	5,780	8.1%
Operating income	383	389	(1.5)%	663	1,135	(41.6)%
Net interest expense	65	61	6.6%	260	225	15.6%
Income from continuing operations
before income taxes	318	328	(3.0)%	403	910	(55.7)%
Income tax expense	120	120	0.0%	154	343	(55.1)%
Income from continuing operations	$ 198	$ 208	(4.8)%	$ 249	$ 567	(56.1)%
Discontinued operations, net of income tax
expense/(benefit) of $1, $(3), $1, and $(3)	2	3	(33.3)%	2	5	(60.0)%
Net income	$ 200	$ 211	(5.2)%	$ 251	$ 572	(56.1)%

Earnings per share from continuing
operations - diluted	$ 0.84	$ 0.94	(10.6)%	$ 1.07	$ 2.54	(57.9)%

Earnings per share - diluted	$ 0.84	$ 0.95	(11.6)%	$ 1.08	$ 2.57	(58.0)%

FINANCIAL DATA:
Comparable store sales (decrease)	(4.5)%	(10.8)%		(6.3)%	(8.5)%

Ratios as a percentage of sales:
Gross margin	38.2%	34.6%		39.4%	37.4%
SG&A expenses	27.2%	25.8%		30.7%	29.2%
Total operating expenses	31.3%	27.8%		35.6%	31.3%
Operating income	6.9%	6.8%		3.8%	6.1%
Effective income tax rate for continuing operations	37.8%	36.6%		38.2%	37.7%

COMMON SHARES DATA:
Outstanding shares at end of period	236.0	222.2		236.0	222.2
Average shares outstanding (basic shares)	236.0	222.1		232.0	222.0
Average shares used for diluted EPS	237.3	222.6		233.1	222.9

J. C. PENNEY COMPANY, INC.
SUMMARY BALANCE SHEETS AND STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in millions)

	Jan. 30,	Jan. 31,
	2010	2009
SUMMARY BALANCE SHEETS:
Cash in banks and in transit	$ 163	$ 167
Cash short-term investments	2,848	2,185
Cash and cash equivalents	3,011	2,352
Merchandise inventory	3,024	3,259
Income taxes receivable	395	352
Prepaid expenses and other	222	257
Property and equipment, net	5,357	5,367
Other assets	572	424
Total assets	$ 12,581	$ 12,011

Merchandise accounts payable	$ 1,226	$ 1,194
Other accounts payable and accrued expenses	1,630	1,600
Current maturities of long-term debt	393	-
Long-term debt	2,999	3,505
Long-term deferred taxes	817	599
Other liabilities	738	958
Total liabilities	7,803	7,856
Stockholders' equity	4,778	4,155
Total liabilities and stockholders' equity	$ 12,581	$ 12,011

	Twelve Months Ended
	Jan. 30,	Jan. 31,
	2010	2009
SUMMARY STATEMENTS OF CASH FLOWS:
Net cash provided by/(used in):
Total operating activities	$ 1,576	$ 1,155
Investing activities:
Capital expenditures	(600)	(969)
Proceeds from sale of assets	13	13
Total investing activities	(587)	(956)
Financing activities:
Change in debt	(113)	(203)
Financing costs	(32)	-
Other changes in stock	1	1
Dividends paid	(183)	(178)
Total financing activities	(327)	(380)
Cash (paid)/received for discontinued operations	(3)	1
Net increase/(decrease) in cash and cash equivalents	659	(180)
Cash and cash equivalents at beginning of period	2,352	2,532
Cash and cash equivalents at end of period	$ 3,011	$ 2,352

J. C. PENNEY COMPANY, INC.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(Amounts in millions except per share data)

ADJUSTED OPERATING INCOME EXCLUDING QUALIFIED PENSION
The following table reconciles operating income, the most directly comparable GAAP measure, to adjusted operating income, which excludes the impact of the qualified pension plan, a non-GAAP financial measure:

	Three Months Ended			Twelve Months Ended
	Jan. 30,	Jan. 31,	% Inc.	Jan. 30,	Jan. 31,	% Inc.
	2010	2009	(Dec.)	2010	2009	(Dec.)
Operating income	$ 383	$ 389	(1.5)%	$ 663	$ 1,135	(41.6)%
As a percent of sales	6.9%	6.8%		3.8%	6.1%
Add/(deduct): Qualified pension plan expense/ (income)	71	(34)		298	(133)
Adjusted operating income (non-GAAP)	$ 454	$ 355	27.9%	$ 961	$ 1,002	(4.1)%
As a percent of sales	8.2%	6.2%		5.5%	5.4%

ADJUSTED INCOME FROM CONTINUING OPERATIONS EXCLUDING QUALIFIED PENSION
The following table reconciles income from continuing operations, the most directly comparable GAAP measure, to adjusted income from continuing operations, which excludes the impact of the qualified pension plan, a non-GAAP financial measure:

	Three Months Ended			Twelve Months Ended
	Jan. 30,	Jan. 31,	% Inc.	Jan. 30,	Jan. 31,	% Inc.
	2010	2009	(Dec.)	2010	2009	(Dec.)
Income from continuing operations	$ 198	$ 208	(4.8)%	$ 249	$ 567	(56.1)%
As a percent of sales	3.6%	3.6%		1.4%	3.1%
Earnings per share from continuing
operations - diluted	$ 0.84	$ 0.94	(10.6)%	$ 1.07	$ 2.54	(57.9)%
Add/(deduct): Qualified pension plan expense/ (income) net of tax $27, $(12), $114, and $(50)	44	(22)		184	(83)
Adjusted income from continuing operations (non-GAAP)	$ 242	$ 186	30.1%	$ 433	$ 484	(10.5)%
As a percent of sales	4.4%	3.2%		2.5%	2.6%
Adjusted earnings per share from continuing
operations - diluted (non-GAAP)	$ 1.02	$ 0.84	21.4%	$ 1.86	$ 2.17	(14.3)%

FREE CASH FLOW
The following table reconciles net cash flow from operating activities, the most directly comparable GAAP measure, to free cash flow, a non-GAAP financial measure:
	Twelve Months Ended
	Jan. 30,	Jan. 31,	Inc.
	2010	2009	(Dec.)
Net cash provided by operating activities	$ 1,576	$ 1,155	$ 421
Less:
Capital expenditures	(600)	(969)	369
Proceeds from sale of assets	13	13	-
Dividends paid	(183)	(178)	(5)
Free cash flow (non-GAAP)	$ 806	$ 21	$ 785

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